CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 3 Registration Statement on Form S-4 of our report dated March 18, 2011, which appears on page F-2 of the Annual Report on Form 10-K of Eternal Energy Corp. as of December 31, 2010 and 2009 and for the years ended December 31, 2010 and 2009.  We also consent to the references to our Firm in the Registration Statement.

/s/ Kelly & Company

Kelly & Company
Costa Mesa, California
July 28, 2011